Exhibit 10.21

Form of

BANCTEC, INC.

2007 NON-EMPLOYEE DIRECTOR EQUITY PLAN

Restricted Stock Award Agreement

SECTION 1. GRANT OF RESTRICTED STOCK AWARD.

(a)  Initial Grant of Restricted Stock Award.  BancTec, Inc. (the “Company”) hereby grants to the undersigned director of the Company (the “Grantee”), on [                        ], 200[_] (the “Grant Date”), [                        ] shares of restricted stock of the Company (the “Granted Shares”), such amount being equal to $50,000 divided by the Fair Market Value per Share as of the date hereof, pursuant to the terms and conditions set forth in this agreement (the “Agreement”) and the 2007 Non-Employee Director Equity Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

(b)  No Purchase Price.  In lieu of a purchase price, this award is made in consideration of Service previously rendered by the Grantee to the Company.

SECTION 2. ISSUANCE OF SHARES

(a)  Stock Certificates.  The Granted Shares representing this award may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Company and registered as they are issued. Any certificate or certificates for the Granted Shares representing this award shall be registered in the name of the Grantee (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Notwithstanding the forgoing, if the Grantee elects to defer receipt of his or her Restricted Stock Award pursuant to Section 2(e), any certificate or certificates for the Granted Shares representing this award will not be issued until the distribution of the deferred Shares pursuant to the Grantee’s deferral election.

(b)  Stockholder Rights.  The Grantee (or any successor in interest) shall not have any of the rights of a stockholder of the Company (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Shares until the vesting thereof. Additionally, if the Grantee elects to defer receipt of his or her Restricted Stock Award pursuant to Section 2(e), the Grantee shall not have any rights as a stockholder of the Company until the distribution of the deferred Shares pursuant to the Grantee’s deferral election.

(c)  Escrow.  For so long as Granted Shares are not vested and subject to Section 2(a) above, certificate or certificates representing such unvested Granted Shares shall remain in the Company’s possession. The Grantee shall deliver to the Company a duly-executed blank stock power in the form attached hereto as Exhibit A. The Granted Shares, together with any other assets or securities possessed by the Company for the benefit of the Grantee hereunder, shall be (i) remitted to the Company for reacquisition under the forfeiture provision set forth in Section 5 of this Agreement or (ii) released to the Grantee upon the Grantee’s request to the extent the Granted Shares have become vested shares. In any event, but subject to the provision of Section 4 of this Agreement, all Vested Shares (as defined below) (and any other vested assets and securities attributable thereto) shall be released by the Company to the Grantee within sixty (60) days following the date the Grantee’s termination of Service with the Company.

(d)  Section 83(b) Election.  Section 83 of the Code provides that the Grantee is not subject to federal income tax until the restrictions on the Granted Shares lapse. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee to recognize income in the amount of the excess (if any) of the Fair Market Value of the award (determined as of the date of the award) over the Purchase Price (if any). If the Grantee chooses to make an election under Section 83(b) of the Code, such Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of this award (even if no tax is due because the Fair Market Value of the Granted Shares on the date of this award equals the purchase price paid or equals $0.00). The form for making a Section 83(b) election is attached hereto as Exhibit B. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30)-day period may result in the recognition of ordinary income when the restrictions lapse.

(e)  Deferral Election.  Each Grantee may elect to defer receipt of his or her Restricted Stock Award under the Plan. Such election must be filed within thirty (30) days after the grant date of the Restricted Stock Award, and may not be amended or revoked after the expiration of such thirty (30) day period. The form for making a deferral election is attached hereto as Exhibit C. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the deferral election and that failure to file a deferral election within the applicable thirty (30)-day period will result in the recognition of ordinary income when the Granted Shares become vested Shares, as defined below.

SECTION 3. VESTING SCHEDULE.

(a)           The Granted Shares (or Stock Units in the case where a grantee elects to defer receipt of his or her Restricted Stock Award pursuant to section 2(e) above) shall vest according to the following schedule:

Vesting Date	Amount to be Vested
(1)	(50)%
(25)%
(25)%

(1)                                  To comply with Section 409(A) of the Tax Code, which requires the first vesting date be 12 months after the effective date of a deferral election, the first Vesting Date should be (i) 13 months after date of grant to allow Grantee the opportunity to make a deferral election within 30 days after grant date or (ii) 12 months after date of grant if Grantee made a deferral election prior to grant date.

(b)           For purposes of this Agreement, “Vested Shares” shall refer to Granted Shares that are vested at such time.

(c)           For purposes of this Agreement, “Restricted Shares” shall refer to Granted Shares that are not vested at such time.

SECTION 4. TERMINATION OF SERVICE.

(a)           If the Grantee’s Service with the Company is terminated by the Company for any reason, any unvested Restricted Shares held by Grantee as of the date of such termination shall be immediately forfeited and cancelled.

(b)           If Grantee elects to defer receipt of his or her Restricted Stock Award under the Plan, upon the earlier to occur of (i) a termination of Grantee’s Service for any reason or (ii) a Change in Control, the amounts credited to the Grantee’s Stock Unit Account shall be paid to such Grantee (and after his or her death, to his or her beneficiary) in a single distribution as soon as administratively possible following such termination or Change in Control, as set forth under the Plan.

SECTION 5. FORFEITURE PROVISION.

The Company shall have the right to reacquire the Restricted Shares and the Grantee will be deemed to have transferred the Restricted Shares to the Company in the event that the Grantee holds any unvested Restricted Shares when his or her Service is terminated. The Company shall reacquire the Restricted Shares pursuant to this forfeiture provision without the payment of any consideration effective on the date of the Grantee’s termination of Service with the Company. From and after such time, the Grantee shall no longer have any rights as a holder of the Restricted Shares and such Restricted Shares shall be deemed to have been reacquired by and transferred to the Company. Once a forfeiture is affected, this award shall be cancelled with respect to the Restricted Shares and the Company shall have no further obligation with respect thereto. In addition, if the Grantee elects to defer receipt of his or her Restricted Stock Award pursuant to Section 2(e), the unvested portion of the Grantee’s Stock Unit Account shall be forfeited when his or her Service is terminated and the Grantee shall no longer have any rights to the unvested portion of such Stock Unit Account and the Company shall have no further obligation thereto.

SECTION 6. Miscellaneous Provisions.

(a)  Tenure.  Nothing in the Agreement or the Plan or any action by the Company or the Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

(b)  Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(c)  Entire Agreement.  This Agreement and the Plan (as applicable) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. In the event that the terms of this Agreement and the Plan are in conflict, the terms of the Plan shall govern.

(d)  Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(f)  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.

[Signature page follows.]

Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

BANCTEC, INC.

BY:
J. Coley Clark
Chairman and Chief Executive Officer

GRANTEE

Accepted and Agreed to as of , 2008:

BY:
[Name]

[SIGNATURE PAGE TO BANCTEC RESTRICTED STOCK AWARD]

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto BancTec, Inc. (the “Company”),               (               ) shares of common stock, par value $0.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No.               herewith and do(es) hereby irrevocably constitute and appoint            his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:	Signature:

Print Name and Mailing Address

Instructions:                   Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise its right to forfeit the Shares without requiring additional signatures on your part.

EXHIBIT A

EXHIBIT B

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)                                  The taxpayer who performed the services is:

Name:
Address:
Social Security Number:

(2)                                  The property with respect to which the election is being made is                              shares of common stock, par value $0.01 per share, of BancTec, Inc.

(3)                                  The property was issued on                         .

(4)                                  The taxable year in which the election is being made is the calendar year                           .

(5)                                  The property is subject to a substantial risk of forfeiture to which the issuer has the right to reacquire the property without the payment of any consideration, at any time prior to the vesting date. The issuer’s right to reacquire the property lapses in a series of installments over a [three (3)] year period ending on                                     , 200            .

(6)                                  The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                                     per share.

(7)                                  The amount paid for such property is $                                     per share.

(8)                                  A copy of this statement was furnished to BancTec, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)                                  This statement is executed on                                     .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns and must be made within thirty (30) days after the execution date of Restricted Stock Award Agreement. This filing should be made by registered or certified mail, return receipt requested. You should retain two (2) copies of the completed form for filing with your federal and state tax returns for the current tax year and an additional copy for your records.

EXHIBIT B

EXHIBIT C

DEFERRAL ELECTION

Subject to the terms of the BancTec, Inc. 2007 Non-Employee Director Equity Plan (the “Plan”) and the 2007 BancTec, Inc. Non-Employee Director Restricted Stock Award Agreement (the “Agreement”), you may elect to defer receipt of your Restricted Stock Award. To defer the payment, you must sign this election form within thirty (30) days after the grant date of the Restricted Stock Award, and may not be amended or revoked after the expiration of such thirty (30) day period and return it to the Secretary. This option to defer is your choice. If you choose not to defer, or you do not complete this form by the deadline, the restrictions imposed on your Restricted Stock Award shall lapse and such number of Shares under your Plan and Agreement shall be delivered to you, at the regularly scheduled payment dates. PLEASE COMPLETE THIS FORM ONLY IF YOU WISH TO DEFER PAYMENT.

The following terms will apply to your deferral election:

1.                                       Stock Unit Account.  Any amount of the award deferred by a Grantee shall be converted into Stock Units. The Stock Units deferred pursuant to this provision shall be credited to a bookkeeping account established for this purpose (the “Stock Unit Account”) in the name of each Grantee who elects to defer.

2.                                       Distribution of Deferred Compensation.  Upon the earlier of (i) termination of the Grantee’s Service for any reason or (ii) the occurrence of a Change in Control, the amounts credited to the Grantee’s Stock Unit Account shall be paid to such Grantee (and after his or her death, to his or her beneficiary), to the extent vested, in a single distribution as soon as administratively possible following such termination of Service or Change in Control.

3.                                       Form of Distribution of Stock Unit Account.  Upon the occurrence of any event giving rise to a distribution, amounts deferred under the Plan shall be distributed in Shares in a single distribution.

4.                                       Unsecured General Creditor.  With respect to the Restricted Stock Awards deferred, Grantees, their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. The Company’s obligation under the Plan with respect to the Stock Units shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Grantees and beneficiaries shall be no greater than those of unsecured general creditors.

5.                                       Deferral Account, Dividends and Payment.  Upon electing to all or a portion of his or her Restricted Stock Award, the Grantee will not receive or have access to the amounts deferred until such Grantee’s Service has terminated for any reason or until the occurrence of a Change in Control event, as defined in the Plan.

6.                                       Stockholder Rights.  This deferral election does not entitle the Grantee to any ownership interest in any actual shares of common stock unless and until such Shares are issued pursuant to the terms of the Plan and Agreement.

This deferral election will not become effective unless it is received by the Company, fully completed and signed on or before thirty (30) days after the Grant Date of the Restricted Stock Award. Your deferral election may not be changed or revoked after this deadline and applies only to Restricted Stock earned and paid after you make the election.

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ELECTION

I hereby elect to defer         % of my Restricted Stock Award as of the Grant Date; this election becomes irrevocable thirty days (30) after the Grant Date.

Director Signature

Date

Date Received by the Company

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